EXHIBIT 23.2





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the:

(i) Registration Statement No. 33-29287 on Form S-8 and related Prospectus with respect to the 1989 Long Term Performance Incentive Plan of NL Industries, Inc.; and

(ii) Registration Statement No. 33-25913 on Form S-8 and related Prospectus with respect to the NL Industries, Inc. Retirement Savings Plan; and

(iii)Registration Statement No. 333-65817 on Form S-8 and related Prospectus with respect to the NL Industries, Inc. 1998 Long-Term Incentive Plan; and

(iv) Registration Statement No. 33-48145 on Form S-8 and related Prospectus with respect to the NL Industries, Inc. 1992 Non-Employee Directors Stock Option Plan.

of our reports dated March 30, 2005 relating to the consolidated financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Kronos Worldwide, Inc., which are incorporated by reference in this Form 10-K.



                                                     PricewaterhouseCoopers LLP



Dallas, Texas
March 30, 2005